EXHIBIT 99.1

DISTRIBUTION REPORT
FOR
PPLUS TRUST SERIES JPM-1

DISTRIBUTION DATE
JUNE 15, 2009
CUSIP NUMBER 73941X676

(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 4.875% Subordinated Notes due 2014 issued by J.P. Morgan Chase & Co. (the “Underlying Securities”):

Interest:	$0.00
Principal:	0.00
Premium:	0.00

(ii)	the amounts received by the Trustee as of the last such statement in respect of the Interest Rate Swap entered into between PPLUS Trust Series JPM-1 and Merrill Lynch Capital Services, Inc. (the “Swap Agreement”):

Interest:	$203,125.00
Principal:	0.00

(iii)	the amounts of compensation received by the Trustee for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$1,000.00

(iv)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Interest:	$203,125.00
Principal:	$0.00
Unpaid Int	$0.00

(v)	the amount of distribution on such Distribution Date to Merrill Lynch Capital Services, Inc. as of the last such statement in respect of the Interest Rate Swap entered into between PPLUS Trust Series JPM-1 and Merrill Lynch Capital Services, Inc. (the “Swap Agreement”):

Interest:	$0.00
Principal:	$0.00
Unpaid Int	$0.00

(vi)	the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

Principal	$25,000,000
Interest R	4.875%
Rating:
Moody’ Investor Service		NA
Standard & Poor’s Rating Service		A

(vii)	the aggregate notional amount of the Swap Agreement related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date. As described in the prospectus supplement relating to the trust certificates, the interest rate is calculated by multiplying the 10 Year CMT rate by 83%. The rate resulting from this calculation was lower than that of the minimum rate of 3.25%. Therefore, the payment calculation was based off of the minimum certificate rate.

Notional A	$25,000,000
Interest R	3.25%

(viii)	the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of such Series at the close of business on such Distribution Date.

($25 Stated Amount)
Principal Balance:	$25,000,000
Reduction:	(0)
Principal Balance 06/15/09	$25,000,00009